UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 19, 2015

ZAXIS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

42 Ben Zvi Street, Ramat Gan, Israel	5224747
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 52-579-5082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 2, 2015, Zaxis International Inc., a Delaware corporation (the "Registrant") filed a Form 8-K reporting that on it entered into a Memorandum of Understanding with Emerald Medical Applications Ltd ("Emerald"), contemplating a merger of Emerald into the Registrant.

On March 16, 2015, the Registrant filed a Form 8-K, reporting that it had signed a Share Exchange Agreement with Emerald, a copy of which was attached as Exhibit 10.4 to the March 16 Form 8-K. The closing of the Share Exchange Agreement is scheduled to occur on or about the date that the Registrant files complete disclosure regarding the Registrant and Zaxis ("Form 10 Disclosure"), which Form 10 Disclosure will be filed with the SEC in either a Form 8-K/12g under the Exchange Act and/or in a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Closing").

At the Closing and as reported in the March 16 Form 8-K, the Registrant will, among other things, issue to the holders of Emerald's capital stock 5,474,545 shares of the Registrant's common stock and issue to certain persons warrants to purchase additional shares of common stock.

On March 19, 2015, the Registrant entered into a second loan agreement with Emerald, a copy of which is filed as Exhibit 10.5 to this current report, pursuant to which the Registrant loaned Emerald US$100,000. The Registrant previously reported on Form 8-K filed with the SEC on February 13, 2015 that it had loaned Emerald US$90,000 on February 2, 2015. Both loans are being applied to and are a part of the Registrant's obligation under the above-referenced Memorandum of Understanding and Share Exchange Agreement to raise US$800,000 in equity capital, which obligation has been satisfied by the Registrant.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.5	Loan Agreement between the Company and Emerald Medical Applications Ltd. dated March 19, 2015, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Liron Carmel CEO Liron Carmel Date: March 23, 2015